EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Second Quarter 2022

Second Quarter Financial Results

(in thousands)	Q2 22	Q2 21	YOY Change	Q2 22 YTD	Q2 21 YTD	YOY Change
Total Revenues	$17,604	$14,510	21.3%	$34,249	$26,486	29.3%
Operating Income	1,040	891	16.7%	1,914	991	93.1%
Income Before Provision for Taxes	1,148	1,423	(19.3%)	2,013	3,717	(45.8%)
Net Income	921	1,121	(17.8%)	1,660	3,342	(50.3%)
EBITDA*	1,197	1,679	(28.7%)	2,124	4,268	(50.2%)
Adjusted EBITDA*	1,142	1,135	0.6%	2,130	1,504	41.6%
Pre-Corporate EBITDA*	1,364	1,333	2.3%	2,606	1,947	33.8%
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Aug. 10, 2022 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $17.6 million and net income of $0.9 million for the three months ended June 30, 2022, compared to revenues of $14.5 million and net income of $1.1 million for the three months ended June 30, 2021. For the six months ended June 30, 2022, Wilhelmina reported revenues of $34.2 million and net income of $1.7 million compared to revenue of $26.5 million and net income of $3.3 million for the six months ended June 30, 2021.   Increased revenues in 2022 were primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 restrictions were moderated or rescinded. Prior year income was significantly impacted by $0.1 million and $2.0 million of gain on forgiveness of PPP loans and $0.4 million and $0.9 million of employee retention payroll tax credits during the three and six months ended June 30, 2021.

Financial Results

Net income for the three months ended June 30, 2022 was $0.9 million, or $0.18 per fully diluted share, compared to net income of $1.1 million, or $0.22 per fully diluted share, for the three months ended June 30, 2021. Net income for the six months ended June 30, 2022 was $1.7 million, or $0.32 per fully diluted share, compared to $3.3 million, or $0.65 per fully diluted share, for the six months ended June 30, 2021.

Pre-Corporate EBITDA was $1.4 million and $2.6 million for the three and six months ended June 30, 2022, compared to Pre-Corporate EBITDA of $1.3 million and $1.9 million for the three and six months ended June 30, 2021.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and six months ended June 30, 2022 and 2021.

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income	921	1,121	1,660	3,342
Interest expense	2	13	5	42
Income tax expense	227	302	353	375
Amortization and depreciation	47	243	106	509
EBITDA**	1,197	1,679	2,124	4,268
Foreign exchange (gain) loss	(110)	20	(104)	88
Non-recurring items*	-	(565)	-	(2,856)
Share-based payment expense	55	1	110	4
Adjusted EBITDA**	1,142	1,135	2,130	1,504
Corporate overhead	222	198	476	443
Pre-Corporate EBITDA**	1,364	1,333	2,606	1,947
*Non-recurring items include gain on forgiveness of loans and employee retention credit during the three and six months ended June 30, 2021
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and six months ended June 30, 2022, when compared to the three and six months ended June 30, 2021, were primarily the result of the following:

  Revenues net of model costs for the three and six months ended June 30, 2022 increased by 14.7% and 24.4% primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 restrictions were moderated or rescinded;
  Salaries and service costs for the three and six months ended June 30, 2022 increased by 31.1% and 36.2% primarily due to temporary reductions in staff salaries in the prior year, which returned to full salary in July 2021;
  Office and general expenses for the three and six months ended June 30, 2022 decreased by 2.3% and 10.4%, primarily due to reduced rent expense, other office related expenses, utilities, and computer expenses; and
  Amortization and depreciation expense for the three and six months ended June 30, 2022 decreased by 80.7% and 79.2%, primarily due to reduced depreciation of assets that became fully amortized in 2021;
  Non-recurring items included $0.1 million and $2.0 million of gain on forgiveness of PPP loans and $0.4 million and $0.9 million of employee retention credit in the three and six months ended June 30, 2021; and
  Corporate overhead expenses for the three and six months ended June 30, 2022 increased by 12.1% and 7.4%, primarily due to temporary reduction in fees paid to corporate employees and the Company’s directors in the prior year that returned to full fee in July 2021.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$9,311	$10,251
Accounts receivable, net of allowance for doubtful accounts of $1,527 and $1,580, respectively	11,118	8,858
Prepaid expenses and other current assets	199	91
Total current assets	20,628	19,200

Property and equipment, net of accumulated depreciation of $4,168 and $4,094, respectively	112	168
Right of use assets-operating	1,507	1,745
Right of use assets-finance	168	199
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	322	98

TOTAL ASSETS	$38,751	$37,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,745	$3,707
Due to models	8,657	8,090
Deferred revenue	-	535
Lease liabilities – operating, current	450	463
Lease liabilities – finance, current	61	64
Total current liabilities	12,913	12,859

Long term liabilities:
Deferred income tax, net	2,317	2,048
Lease liabilities – operating, non-current	1,134	1,361
Lease liabilities – finance, non-current	116	143
Total long term liabilities	3,567	3,552

Total liabilities	16,480	16,411

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at June 30, 2022 and December 31, 2021	65	65
Treasury stock, 1,314,694 shares at June 30, 2022 and December 31, 2021, at cost	(6,371)	(6,371)
Additional paid-in capital	88,690	88,580
Accumulated deficit	(59,578)	(61,238)
Accumulated other comprehensive loss	(535)	(23)
Total shareholders’ equity	22,271	21,013

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$38,751	$37,424

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Six Months Ended June 30, 2022 and 2021
 (In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Service revenues	$17,596	$14,502	$34,234	$26,468
License fees	8	8	15	18
Total revenues	17,604	14,510	34,249	26,486

Model costs	12,905	10,412	25,002	19,051

Revenues, net of model costs	4,699	4,098	9,247	7,435

Operating expenses:
Salaries and service costs	2,697	2,057	5,349	3,928
Office and general expenses	693	709	1,402	1,564
Amortization and depreciation	47	243	106	509
Corporate overhead	222	198	476	443
Total operating expenses	3,659	3,207	7,333	6,444
Operating income	1,040	891	1,914	991

Other (income) expense:
Foreign exchange (gain) loss	(110)	20	(104)	88
Gain on forgiveness of loan	-	(129)	-	(1,994)
Employee retention payroll tax credit	-	(436)	-	(862)
Interest expense	2	13	5	42
Total other income	(108)	(532)	(99)	(2,726)

Income before provision for income taxes	1,148	1,423	2,013	3,717

Provision for income taxes:
Current	(54)	(74)	(84)	(110)
Deferred	(173)	(228)	(269)	(265)
Provision for income taxes, net	(227)	(302)	(353)	(375)

Net income	$921	$1,121	$1,660	$3,342

Other comprehensive (loss) income:
Foreign currency translation adjustment	(338)	16	(512)	(3)
Total comprehensive income	$583	$1,137	$1,148	$3,339

Basic net income per common share	$0.18	$0.22	$0.32	$0.65
Diluted net income per common share	$0.18	$0.22	$0.32	$0.65

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,157

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Six Months Ended June 30, 2022 and 2021
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,487	$(65,756)	$81	$16,506
Share based payment expense	-	-	-	-	3	-	-	3
Net income to common shareholders	-	-	-	-	-	2,221	-	2,221
Foreign currency translation	-	-	-	-	-	-	(19)	(19)
Balances at March 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,490	$(63,535)	$62	$18,711
Share based payment expense	-	-	-	-	1	-	-	1
Net income to common shareholders	-	-	-	-	-	1,121	-	1,121
Short swing profit disgorgement	-	-	-	-	32	-	-	32
Foreign currency translation	-	-	-	-	-	-	16	16
Balances at June 30, 2021	6,472	$65	(1,315)	$(6,371)	$88,523	$(62,414)	$78	$19,881

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013
Share based payment expense	-	-	-	-	55	-	-	55
Net income to common shareholders	-	-	-	-	-	739	-	739
Foreign currency translation	-	-	-	-	-	-	(174)	(174)
Balances at March 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,635	$(60,499)	$(197)	$21,633
Share based payment expense	-	-	-	-	55	-	-	55
Net income to common shareholders	-	-	-	-	-	921	-	921
Foreign currency translation	-	-	-	-	-	-	(338)	(338)
Balances at June 30, 2022	6,472	$65	(1,315)	$(6,371)	$88,690	$(59,578)	$(535)	$22,271

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the Six Months Ended June 30, 2022 and 2021
 (In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income:	$1,660	$3,342
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	106	509
Share based payment expense	110	4
Gain on forgiveness of loan	-	(1,994)
(Gain) loss on foreign exchange rates	(104)	88
Employee retention payroll tax credit	-	(35)
Deferred income taxes	269	265
Bad debt expense	79	78
Changes in operating assets and liabilities:
Accounts receivable	(2,412)	(2,058)
Prepaid expenses and other current assets	(116)	(2)
Right of use assets-operating	238	139
Other assets	(227)	(16)
Due to models	681	982
Lease liabilities-operating	(240)	(166)
Deferred revenue	(535)	-
Accounts payable and accrued liabilities	14	410
Net cash (used in) provided by operating activities	(477)	1,546

Cash flows from investing activities:
Purchases of property and equipment	(18)	(10)
Net cash used in investing activities	(18)	(10)

Cash flows from financing activities:
Shareholder short swing profit disgorgement	-	32
Payments on finance leases	(33)	(49)
Repayment of term loan	-	(93)
Net cash used in financing activities	(33)	(110)

Foreign currency effect on cash flows:	(412)	(3)

Net change in cash and cash equivalents:	(940)	1,423
Cash and cash equivalents, beginning of period	10,251	5,556
Cash and cash equivalents, end of period	$9,311	$6,979

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$18
Cash paid for income taxes	$5	$5

Noncash investing and financing activities
Gain on forgiveness of loan	$-	1,994

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. For 2021, these non-recurring items represented gain on forgiveness of PPP loans and employee retention payroll tax credit. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the second quarter ended June 30, 2022 filed with the Securities and Exchange Commission on August 10, 2022.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, and London. Wilhelmina also owns Aperture, a talent agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com